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                                                                      EXHIBIT 99

                        AGREEMENT CONCERNING JOINT FILING
                                 OF SCHEDULE 13D

      The undersigned agree as follows:

      (i) each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

      (ii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

Dated: May 20, 1999


                                    ZS PUBCO I L.P.

                                    By: ZS Pubco I L.L.C., its General Partner


                                        By: /s/ Douglas A. Brown
                                        _________________________________
                                            Name: Douglas A. Brown
                                            Title: Manager


                                    ZS PUBCO I L.L.C.


                                    By: /s/ Douglas A. Brown
                                    _____________________________________
                                        Name: Douglas A. Brown
                                        Title: Manager


                                    /s/ Robert A. Horne
                                    _________________________________________
                                    Robert A. Horne


                                    /s/ Douglas A. Brown
                                    _________________________________________
                                    Douglas A. Brown